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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report relating to the balance sheet of PanAmSat Holding Corporation dated December 20, 2004, appearing in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Stamford, Connecticut
December 20, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM